UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2021
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas 78728
(Address of principal executive offices, including zip code)

(408)-941-7100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2021, the Board of Directors (the “Board”) of Aviat Networks, Inc. (“Aviat” or the “Company”) approved the appointment of Ms. Michele Klein as a director of the Board, effective immediately, until the Company’s 2021 Annual Meeting of Stockholders or until her respective successor is duly elected and qualified or until her earlier death, resignation or removal, whichever first occurs.

Ms. Klein was appointed as a director of the Company in May 2021. In June 2019, Ms. Klein joined the board of directors of Intevac, Inc. (NASDAQ: IVAC), where she currently serves as a member of the Compensation Committee and the Nominating and Governance Committee. In 2017 she was elected a director of Photon Control, a publicly-listed Canadian company and a provider of optical sensors and systems to the semiconductor equipment industry, where she chairs the Mergers and Acquisitions Committee and is a member of the Audit Committee. Ms. Klein currently serves as the CEO of Jasper Ridge Inc., a privately-held company developing technology to improve vision. She is a director of Gridtential Energy, a privately-held energy storage company. From 2005 until 2010 Ms. Klein served as Senior Director of Applied Ventures LLC, the venture capital arm of Applied Materials, where she recommended and managed investments in energy storage and solar energy, and represented Applied Materials on the boards of seven technology companies. Ms. Klein co-founded Boxer Cross Inc., a semiconductor equipment manufacturer, and served as CEO and Director from 1997 until its acquisition by Applied Materials in 2003. She previously co-founded and led High Yield Technology Inc., a semiconductor metrology company, from 1986 until its acquisition by Pacific Scientific in 1996. Ms. Klein earned an MBA from the Stanford Graduate School of Business and a Bachelor of Science degree from the University of Illinois. The Board believes Ms. Klein’s qualifications to sit on our Board include her experience as a CEO of a semiconductor equipment manufacturing company and years of operational, management and corporate governance expertise working on other companies’ boards of directors in the semiconductor equipment and solar energy industries.

Ms. Klein will receive the same indemnification and compensation as the Company’s other non-employee directors, as well as approximately $37,500 in restricted stock units (“RSUs”) which shall vest in November 2021 contemporaneously with the prior annual grant to the Board. For a full description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on September 25, 2020.

There are no arrangements or understandings between Ms. Klein and any other person pursuant to which Ms. Klein was selected as a director. Ms. Klein has not engaged in a related party transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K during the last two fiscal years, and there are no family relationships between Ms. Klein and any of Aviat’s executive officers or directors. The Board has determined that Ms. Klein is independent in accordance with the applicable rules of the Nasdaq Stock Market.

Item 7.01. Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release announcing the appointment of Ms. Klein to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number         Description

99.1*        Appointment to Board of Directors
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

May 17, 2021	By:	/s/ Eric Chang
		Name:	Eric Chang
		Title:	Senior Vice President and Chief Financial Officer